Exhibit 99.1

in the court of chancery of the state of delaware

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IN RE 1847 GOEDEKER INC.	)	C.A. No. 2022-_____-___
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verified petition for relief pursuant to 8 del. c. § 205

Petitioner 1847 Goedeker Inc. (“Goedeker” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 seeking to have this Court validate a defective corporate act as follows:

nature of the action

1. Under 8 Del. C. § 242 and the Company’s certificate of incorporation, the holders of a majority of the outstanding shares of common stock of the Company are required to approve an amendment to the Company’s certificate of incorporation to increase the aggregate number of authorized shares of common stock. At its 2021 annual meeting of stockholders (the “Annual Meeting”), Goedeker obtained stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of its common stock (the “Charter Amendment”). Prior to the Annual Meeting, Goedeker solicited proxies with respect to the Annual Meeting pursuant to a Definitive Proxy Statement (the “Proxy Statement”) filed on Schedule 14A with the United States Securities and Exchange Commission on November 18, 2021.

2. Three purported stockholders of Goedeker, however, have challenged whether the Charter Amendment was validly approved in accordance with Delaware law. In support of their claims, the purported stockholders look not to Delaware law, but to the accuracy of a brief description in the Proxy Statement of, and to assertions as to, certain New York Stock Exchange (“NYSE”) rules governing whether brokers may vote shares held on behalf of beneficial stockholders in the absence of specific instructions from the ultimate beneficial owners. The Proxy Statement, drafted when a proxy contest was underway, stated that the approval of the Charter Amendment was considered non-routine, as a result of which there may be broker non-votes, which would have the same effect as a vote “against” the Charter Amendment. Under NYSE Rule 452, for “routine” matters, brokerage firms that do not receive instructions from the beneficial owners as to how to vote the beneficial owners’ shares have discretion to vote the shares as the brokerage firms wish. Most brokerage firms vote the shares they hold either (a) in accordance with management’s recommendation or (b) in the same proportion as that of beneficial owners who instruct the brokerage firm. For “non-routine matters,” brokerage firms do not have discretion to vote shares held absent instructions from the beneficial owners.

3. Here, the proposed vote on the Charter Amendment at the Annual Meeting was originally designated as non-routine because the Company was facing a potential proxy contest. Because the proposed vote on the Charter Amendment was designated as non-routine initially, the Proxy Statement disclosed that broker non-votes on the Charter Amendment would count as votes against the proposal to approve the Charter Amendment. However, that proxy contest was resolved before the Proxy Statement was mailed, and therefore before the Annual Meeting. As a result, under NYSE Rule 452, the character of the proposed vote on the Charter Amendment at the Annual Meeting changed from a non-routine matter to a routine matter. This change allowed brokerage firms discretion to vote shares held for beneficial owners who did not instruct the brokerage firm how to vote. In fact, for all such shares for which a broker submitted a proxy without instruction from the beneficial owner, the broker exercised discretion and voted the shares. So, in this case, there were no broker non-votes with respect to the Charter Amendment.

4. Despite the change in status, the Company’s Proxy Statement discussion concerning the Charter Amendment was not changed. Indeed, a regulation analyst from the NYSE confirmed the change from non-routine to routine status on November 23, 2021, in an email to the Company and its then-outside counsel, in advance of the Annual Meeting. Unfortunately, the Company’s Proxy Statement was not amended or supplemented to reflect this change, and the Proxy Statement that stockholders received stated erroneously that the Charter Amendment was a non-routine matter.

5. Because the proposal to amend the Company’s certificate of incorporation was routine, NYSE-member brokerage firms, the proxy tallying service Broadridge, and the inspector of elections, Morrow Sodali LLC, all properly treated the Charter Amendment as routine, and votes were tallied in this fashion. The vote tally showed that votes cast in favor of the proposal by brokers who may not have received instructions from the beneficial owner were counted in determining that the holders of a majority of the outstanding shares of common stock of the Company approved the Charter Amendment. In reliance on the certification by the inspectors of election for the Annual Meeting that the requisite stockholder approval had been obtained, the Company caused the Charter Amendment to be filed with the Delaware Secretary of State.

6. Goedeker is now concerned that the technical defect in the disclosures in its Proxy Statement may call into question the validity of these voting results and all actions taken in reliance on them, including the effectiveness of the Charter Amendment and the 50,000,000 shares of common stock authorized pursuant thereto.

7. The issues here present an ideal situation for this Court to exercise its power to validate a corporate act, prevent uncertainty regarding the Company’s capital structure, and remedy incidental harm to the Company and its stockholders.

8. Goedeker therefore brings this action pursuant to 8 Del. C. § 205, seeking this Court’s assistance in validating the corporate act in question: an amendment to Goedeker’s certificate of incorporation, and the increase of authorized shares of common stock effectuated thereby, based on the Annual Meeting voting results.

FACTUAL ALLEGATIONS

9. Goedeker is a Delaware corporation. Goedeker is an ecommerce retailer of household appliances, furniture, and related goods in the United States.

10. Goedeker was originally founded in 1951, and its shares of common stock have been publicly traded on the NYSE since the Company’s initial public offering in August of 2020.

The Threatened Proxy Contest

11. On September 9, 2021, Kanen Wealth Management, LLC (“Kanen”), a stockholder with an ownership interest at the time of approximately 5.5% of the Company’s outstanding shares of common stock, announced its intent to solicit proxies to vote shares in favor of the election of five directors (including Kanen’s managing member, David L. Kanen) to the Company’s eight-member Board. A true and correct copy of this September 9, 2021 press release is attached hereto as Exhibit A.

12. The same day, Goedeker responded by issuing a press release. The Company’s press release provided, in relevant part:

The Board and management have held multiple conversations and maintained several exchanges with Kanen in recent months. Our Nominating and Corporate Governance Committee has also been having ongoing conversations with a director candidate put forth by Kanen to assess whether he would add value to the Board. This is why we are troubled by Kanen, a 5.5% stockholder, choosing to commence a public campaign to seek control of the Board just days after privately conveying an interest in working together in an amicable manner. We question why Kanen would take this aggressive step after the Board installed a new Chief Executive Officer who is aligned, experienced and implementing a well-articulated growth strategy.

A true and correct copy of the Company’s Press Release is attached hereto as Exhibit B.

13. On September 21, 2021, Goedeker’s newly appointed Chief Executive Officer, Albert Fouerti, issued a press release highlighting the aggressive steps taken by the Company recently “to lay the groundwork for sustainable and profitable growth.” A true and correct copy of Mr. Fouerti’s Press Release is attached hereto as Exhibit C. Mr. Fouerti acknowledged his confusion that, in light of this critical growth phase of the Company, Kanen would initiate a “costly, disruptive and unwarranted activist campaign . . . after claiming to support [Mr. Fouerti’s] appointment as Chief Executive Officer and while the Company is running a publicly-disclosed Board refreshment process that has taken into account stockholder input.” Ex. C at 3.

14. On October 15, 2021, the activist investor group led by Kanen (the “Kanen Group”) executed a Cooperation Agreement with the Company, under which the Kanen Group was permitted to replace two directors with the candidates of its choosing from a Company-prepared list. A true and correct copy of the Cooperation Agreement is attached hereto as Exhibit D. In return, the Kanen Group agreed to withdraw their nomination letter and, for a limited period of time, abstain from engaging, assisting, or encouraging any further proxy contests. Ex. D.

The Proxy Statement

15. On November 18, 2021, Goedeker filed its Proxy Statement with the United States Securities and Exchange Commission in preparation for the Annual Meeting. A true and correct copy of the Proxy Statement is attached hereto as Exhibit E.

16. The Proxy Statement identified four proposals to be voted on, including Proposal No. 3: to approve the Charter Amendment. The Goedeker board of directors recommended that the Company’s stockholders vote “for” Proposal No. 3.

17. The Proxy Statement provided the purpose of the proposed Charter Amendment on page 14:

The primary purpose of the Charter Amendment is to replenish the pool of available shares for our future issuance. Our current Certificate of Incorporation authorizes the Company to issue 200,000,000 shares of common stock. Prior to our acquisition of Appliances Connection and concurrent public offering in May 2021, we had approximately 192.4 million shares of common stock available for future issuances. In connection with these transactions, we issued 99,007,084 shares of common stock and warrants for the purchase of 93,111,111, significantly reducing this pool of available shares.

As of the Record Date, there were 106,387,332 shares of common stock issued and outstanding. We have also reserved 92,514,423 shares of common stock for issuance under outstanding warrants, 519,539 shares of common stock for issuance under outstanding options granted under the 2020 Plan and 480,461 additional shares of common stock under the 2020 Plan, which we plan to increase as described in Proposal No. 4. As a result, we have only 98,245 shares available for future issuance.

We believe that the Charter Amendment will provide us with increased flexibility in meeting future corporate needs and requirements by providing additional authorized shares of common stock, which will be available for issuance from time to time as determined by the Board for any proper corporate purpose, without the expense and delay associated with a special stockholders’ meeting, except where required by applicable rules, regulations and laws. However, we have no current plans to issue additional common stock at this time, except in connection with future grants under the 2020 Plan, the limit of which will be 10,046,861 additional shares if stockholders approve Proposal No. 4 at the Annual Meeting (or in connection with potential issuances of shares upon exercise of currently outstanding options and warrants).

Ex. E at 14.

18. The Proxy Statement further stated:

On November 2, 2021, our Board approved an amendment to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to increase the number of shares of common stock that we are authorized to issue from 200,000,000 shares to 250,000,000 shares. A copy of the proposed amendment is attached hereto as Annex A.

The Charter Amendment will become effective upon filing with the Delaware Secretary of State’s Office, which will occur promptly following the Annual Meeting if this Proposal No. 3 is approved at the Annual Meeting.

19. On page 5 of the Proxy Statement, Goedeker disclosed that the Charter Amendment required “the affirmative vote of a majority of the outstanding shares of our common stock.” Ex. E at 5.

20. NYSE Rule 452 governs the ability of brokers to vote shares held of record on behalf of their clients (i.e., the beneficial owners). Generally, if a beneficial owner has not provided voting instructions for a “routine” matter being presented at a stockholder meeting, then the broker is permitted to exercise its discretion to vote those shares. However, no such discretionary authority exists if the matter being presented is deemed “non-routine.” Unfortunately, the NYSE Rules do not provide clear guidance as to what matters are discretionary and nondiscretionary and even the guidelines set forth in the Rule’s “Supplementary Materials” are limited by qualifying language.1

21. As previously discussed, while Goedeker’s Proxy Statement was being prepared and drafted in September and October of 2021, Goedeker was defending itself against a “costly, disruptive and unwarranted activist campaign.” Ex. C at 3. At this time, there was a reasonable belief that the voting requirements for the Annual Meeting would be affected by the existence of a proxy contest. Under NYSE Rule 452 and its Supplementary Materials, stockholder contests are identified as one of the most likely scenarios in which a matter will be considered “non-routine.” Therefore, had the Company been subject to a proxy contest, brokerage firms would not have had discretionary voting authority at Goedeker’s Annual Meeting with respect to the Charter Amendment and some other proposals (i.e., they would not be permitted to vote shares without instructions from the corresponding beneficial owners).

22. To prepare for this then-likely scenario and ensure compliance with the NYSE Rules, Goedeker drafted the Proxy Statement to list the Charter Amendment as “non-routine” for broker voting purposes. That is, the Proxy Statement stated:

The New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or non-routine. If a proposal is routine, a broker holding shares for an owner in street name may vote on the proposal without voting instructions. The ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. The election of directors (Proposal No. 1), the approval of the Charter Amendment (Proposal No. 3) and the approval of the Plan Amendment (Proposal No. 4) are considered nonroutine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3 and 4.

[1]	Rule 452.11 (“Generally speaking, a member organization may not give or authorize a proxy to vote without instructions from beneficial owners when the matter to be voted upon . . .”) (emphasis added).

Ex. E at 5.

23. The proxy contest, however, was withdrawn pursuant to the Cooperation Agreement in mid-October. As a result, Proposal No. 3, to approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares, changed from a non-routine measure to a routine measure. The Proxy Statement unfortunately was not revised to reflect that Proposal No. 3 was a routine measure that allowed brokers to vote in favor of the proposal without specific instructions from the corresponding beneficial owner.

24. As evidence that Proposal No. 3 was treated as a routine matter, on November 23, 2021, a member of the NYSE Proxy Compliance Team reviewed Goedeker’s Proxy Statement and notified the Company and its counsel that the Charter Amendment proposal should be considered “routine.” A true and correct copy of the NYSE Communication is attached hereto as Exhibit F. Consistent with the NYSE Communication, NYSE member firms, the proxy-tallying service Broadridge, and the inspector of elections at Morrow Sodali LLC all followed the NYSE guidance and treated the Charter Amendment as a routine matter when voting shares and tabulating the vote.

The Annual Meeting

25. The Annual Meeting took place on December 21, 2021.

26. At the meeting, affirmative votes cast in favor of the proposal to approve the Charter Amendment by brokers that may not have received instructions from the shares’ beneficial owners were counted as voted in favor of the Charter Amendment, as permitted under the applicable rules and consistent with the NYSE email dated November 23, 2021.

27. The Charter Amendment was approved, receiving favorable votes from a majority of the outstanding shares, and no broker non-votes. Morrow Sodali LLC certified the results as inspector of elections on December 21, 2021. A true and correct copy of this Certificate, as well as the corresponding Oath of Inspector of Election, is attached as Exhibit G. On December 28, 2021 Goedeker filed a Form 8-K announcing the voting results for the Charter Amendment as follows:

Proposal 3: Approval of Amendment to Amended and Restated Certificate of Incorporation

For	Against	Abstained
56,441,702	13,399,250	58,397

There were no broker non-votes on this proposal.

The stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to increase the number of shares of common stock that the Company is authorized to issue from 200,000,000 shares to 250,000,000 shares.

(the “Annual Meeting Votes”). A true and correct copy of this Form 8-K is attached as Exhibit H.

28. The Form 8-K confirmed that the number of shares voted “for” the Charter Amendment at the Annual Meeting exceeded a majority of Goedeker’s 106,387,332 shares of common stock issued and outstanding as of the record date for the Annual Meeting. It also confirmed that there were no broker non-votes on the proposal. Accordingly, the Charter Amendment was approved by the Company’s stockholders.

29. Following the Annual Meeting, Goedeker and its board of directors treated the approval of the Charter Amendment as valid, as evidenced by Goedeker’s subsequent public disclosures.

30. Within 72 hours of the Company filing the Form 8-K disclosing the Annual Meeting Votes, three separate counsel, writing on behalf of three separate purported stockholders, delivered letters to the Company challenging the stockholder approval of the Charter Amendment and the filing of the Charter Amendment with the Delaware Secretary of State.

Stock Authorization

31. As of the record date for the Annual Meeting, Goedeker had only 98,245 shares of common stock available for future issuance. Goedeker proposed the Charter Amendment in order to provide the Company with “increased flexibility in meeting future corporate needs and requirements.”

32. Immediately after the stockholders approved the Charter Amendment, as disclosed in the Proxy Statement, Goedeker filed the Charter Amendment with the Delaware Secretary of State, thereby authorizing an additional 50,000,000 shares of common stock.

33. While none of the 50,000,000 newly authorized shares has actually been issued, Goedeker is now restricted in its ability to issue these authorized shares to meet its corporate needs, despite its dwindling reserve of unissued common stock from the original 200,000,000 pool.

Harm to the Company

34. The uncertainty regarding the Company’s capital structure and the validity of its stock is causing (and will continue to cause) the Company harm.

35. Indeed this uncertainty has injured the Company by defeating the very purpose of the Charter Amendment, which was to make additional shares of common stock available for issuance by the Board “without the expense and delay associated with a special stockholders’ meeting.” Ex. E at 14 (emphasis added). The very expense and delay that the Company’s board and stockholders sought to avoid by approving this Charter Amendment would be incurred if Goedeker was required to hold a special stockholders’ meeting to ratify this vote.

36. Goedeker respectfully seeks this Court’s assistance to validate the Charter Amendment and the resulting increase in the number of authorized shares of common stock, to prevent any additional incidental harm to the Company and its stockholders as a result of a technical defect in the disclosure about an unclear NYSE rule in the Proxy Statement.

COUNT ONE
(Validation of Corporate Act Under 8 Del. C. § 205)

37. Goedeker repeats and reiterates the allegations above as if fully set forth herein.

38. Goedeker is authorized to bring this petition under 8 Del. C. § 205(a).

39. Under 8 Del. C. § 205(a), this Court may determine the validity and effectiveness of any defective corporate act. A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation, but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.

40. Goedeker filed and effectuated the Charter Amendment with a good faith belief that the Annual Meeting Votes were valid and obtained in compliance with Delaware law.

41. Goedeker has treated the Annual Meeting Votes and the resulting Charter Amendment as valid and treated all acts in reliance on the Annual Meeting Votes and the Charter Amendment as valid.

42. On information and belief, third parties have relied on the validity of Annual Meeting Votes and the resulting Charter Amendment and treated all acts in reliance on Annual Meeting Votes and the resulting Charter Amendment as valid.

43. On information and belief, no persons would be harmed by the validation of the Charter Amendment. The results of the Annual Meeting Votes and the filing of the Charter Amendment thereafter were all disclosed publicly, and actions have been taken in reliance thereon.

44. As previously noted, Goedeker and its stockholders may be irreparably harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, Goedeker respectfully requests that this Court enter an order as follows:

A. Validating and declaring effective the Charter Amendment, including the filing and effectiveness thereof;

B. Validating and declaring effective the authorized common stock shares described herein; and

C. Granting such other and further relief as this Court deems proper.

/s/ Kevin M. Gallagher
Kevin M. Gallagher (#5337)
Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

Attorney for Petitioner 1847 Goedeker Inc.
Dated: March 9, 2022